Exhibit 10.23

SECOND AMENDMENT TO STRATEGIC ALLIANCE AGREEMENT

THIS SECOND AMENDMENT TO STRATEGIC ALLIANCE AGREEMENT (this “Second Amendment”) is made as of July 31, 2007, by and between GOFISH TECHNOLOGIES, INC., a California corporation (“GoFish”), GOFISH CORPORATION, a Nevada corporation of which GoFish is a wholly-owned subsidiary (the “Company”) and KALEIDOSCOPE, INC., a Delaware corporation, acting through its wholly owned subsidiary, Kaleidoscope Sports and Entertainment LLC (“KSE”).

WHEREAS, GoFish, the Company and KSE entered into that certain Strategic Alliance Agreement, dated as of January 1, 2007 (the “Original Agreement”);

WHEREAS, GoFish, the Company and KSE entered into a First Amendment to the Strategic Alliance Agreement, dated as of June 29, 2007 (the “First Amendment”, and the Original Agreement, as so amended, the “Existing Agreement”), pursuant to which the parties agreed to modify the definition of “Base Warrants” to delay the vesting thereof for an additional month; and

WHEREAS, GoFish, the Company and KSE desire to further amend the Existing Agreement to modify the definition of “Base Warrants” to delay the vesting thereof for an additional month.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties agree as follows:

1. The definition of “Base Warrants” in Section 1.01 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“Base Warrants” means warrants to purchase up to Five Hundred Thousand (500,000) shares of Common Stock pursuant to a written warrant agreement, in a form determined by the Company but including the following terms: (i) an exercise price of $3.00 per share, (ii) vesting monthly in arrears commencing at the end of the eighth month following the Effective Date (as to four-ninths (4/9) of the underlying number of shares of Common Stock) and continuing at the end of each subsequent month during the term hereof at a rate of one eighteenth (1/18) of the number of underlying shares of Common Stock and (iii) expiration automatically (1) if this Agreement is terminated prior to eight (8) months following the Effective Date, the date of termination of this Agreement, (2) if this Agreement is terminated after this Agreement has been in effect for at least eight (8) months but less than eighteen (18) months, six (6) months following the date of termination and (3) if this Agreement is in effect for at least eighteen months, the fifth anniversary of the Effective Date.”

2. Effect on Strategic Alliance Agreement. On and after the date of this Second Amendment each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement, as amended by this Second Amendment.

3. Governing Law. The execution, interpretation and performance of this Second Amendment shall be governed by the internal laws and judicial decisions of the State of New York.

4. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Severability. The invalidity of any portion of this Second Amendment shall not invalidate any other portion of this Second Amendment and, except for such invalid portion, this Second Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

GOFISH TECHNOLOGIES, INC.

By:	/s/ Tabreez Verjee
Name: Tabreez Verjee
Title: President

GOFISH CORPORATION

By:	/s/ Tabreez Verjee
Name: Tabreez Verjee
Title: President

KALEIDOSCOPE, INC.

By:	/s/ A.B. Andrea
Name: A.B. Andrea
Title: President